Exhibit 99.1

      American Retirement Corporation Acquires Florida Community

    NASHVILLE, Tenn.--(BUSINESS WIRE)--June 16, 2006--American Retirement Corporation (NYSE: ACR) ("ARC" or the "Company"), a leading national provider of senior living housing and care, today announced that it completed the acquisition, through a newly-formed joint venture, of Freedom Village of Bradenton, an entry fee continuing care retirement community located in Bradenton, Florida, for an aggregate purchase price of $95 million plus the assumption of certain resident refund liabilities that are generally paid out of the entry-fee units. The community consists of 500 independent living retirement apartments, a 120 bed skilled nursing facility and a 140 bed assisted living facility.
    The Company consummated the acquisition through a joint venture owned 20% by ARC and 80% by investors in a senior housing strategy fund managed by Prudential Real Estate Investors (PREI(R)), the real estate investment management business of Prudential Financial, Inc. Capmark Bank provided approximately $62 million of senior mortgage debt financing for the transaction. The remainder of the purchase price was funded by proportional capital contributions from the members of the joint venture entity. ARC will manage the independent living component of the community pursuant to a long-term management agreement and will lease the health center (assisted living and skilled nursing components) from the joint venture.

    Company Profile

    American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. Established in 1978, the Company believes that it is a leader in the operation and management of senior living communities, including independent living communities, continuing care retirement communities, free-standing assisted living communities, and the development of specialized care programs for residents with Alzheimer's and other forms of dementia. The Company's operating philosophy is to enhance the lives of seniors by striving to provide the highest quality of care and services in well-operated communities designed to improve and protect the quality of life, independence, personal freedom, privacy, spirit, and dignity of its residents. The Company currently operates 83 senior living communities in 19 states, with an aggregate unit capacity of approximately 16,200 units and resident capacity of approximately 17,800. The Company owns 34 communities (including 14 communities in joint ventures), leases 44 communities, and manages 5 communities pursuant to management agreements.

    Safe Harbor Statement

    Statements contained in this press release and statements made by or on behalf of ARC relating hereto may be deemed to constitute forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company or its management, including, without limitation, all statements regarding the Company's expectations concerning the future financial performance of the community and its effect on the Company's financial performance. These forward-looking statements may be affected by certain risks and uncertainties, including without limitation the following: (i) the Company's ability to integrate the community into the Company's operations, (ii) the risk that the Company will be unable to improve its results of operations, increase cash flow and reduce expenses, (iii) the risks associated with adverse market conditions of the senior housing industry and the United States economy in general, (iv) the risk associated with the Company's significant debt and lease obligations, and (v) the risk factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 under the caption "Risk Factors" and in the Company's other filings with the SEC. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

    CONTACT: American Retirement Corporation, Nashville
             Ross C. Roadman, 615-376-2412